EXHIBIT 23.1

                               Kempisty & Company
                       Certified Public Accountants, P.C.
                           15 Maiden Lane, Suite 1003
                               New York, NY 10038
                          (212) 406-7272 - FAX 513-1930



                          INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in the Registration Statement of Ocean Resources, Inc. on Form S-8 to be filed on or about May 16, 2003, with the Securities and Exchange Commission our report dated October 9, 2002 on the financial statements of Ocean Resources, Inc.




                                               /s/Kempisty & Company, CPAs, P.C.
Dated: May 16, 2003                            ---------------------------------
                                                  Kempisty & Company, CPAs, P.C.
                                                  New York, New York